UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2022

Maquia Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40380	85-4283150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Biscayne Boulevard, Suite 2406

Miami, FL 33132

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 608-1395

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MAQCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	MAQC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	MAQCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2022, Maquia Capital Acquisition Corporation (the “Company”) held a special meeting in lieu of the 2022 annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from November 7, 2022 to May 7, 2023 or such earlier date as determined by the Company’s board of directors (the “Board”). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on November 4, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 16,472,497 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of September 30, 2022, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal - a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination from November 7, 2022 to May 7, 2023, or such earlier date as determined by the Board. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,472,402	95	0	0

(2) The Director Election Proposal — to elect two persons as Class I directors (to serve until 2024 or until a successor is elected and qualified or their earlier resignation or removal). The following is a tabulation of the votes with respect to the election of directors, each of whom was elected by the Company’s stockholders:

Name	For	Withhold
Pedro Manuel Zorrilla Velasco	15,023,712	1,448,785
Luis Antonio Marquez-Heine	15,151,872	1,320,625

In connection with the Meeting, stockholders holding 13,769,910 shares of Class A common stock (“Public Shares”) exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”). As a result, approximately $143.5 million (approximately $10.42 per Public Share) will be removed from the Trust Account to pay such holders and approximately $36.9 million will remain in the Trust Account. Following redemptions, the Company will have 3,539,809 Public Shares outstanding.

As a result of stockholder approval of the Charter Amendment and the Company’s implementation thereof, Maquia Investments North America, LLC (the “Sponsor”)  or its designees will contribute to the Company as a loan an aggregate of $ 0.045 for each share of Class A commons stock that is not redeemed, for each calendar month (commencing on November 7, 2022 and on the 7th day of each subsequent month) until May 7, 2023 (each, an “Extension Period”), or portion thereof, that is needed to complete an initial business combination (the “Contribution”).

Based on the outstanding 3,539,809 Public Shares following redemptions as disclosed above, each monthly Contribution will be $159,291.41, which will be deposited in the Trust Account within five (5) business days from the beginning of such calendar month (or portion thereof). The Company will have the sole discretion whether to continue extending for additional calendar months until May 7, 2023. If the Company opts not to utilize any remaining portion of the Extension Period, then the Company will liquidate and dissolve promptly in accordance with its charter, and its Sponsor’s obligation to make additional Contributions will terminate.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	First Amendment to the Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2022	Maquia Capital Acquisition Corporation

	By:	/s/ Jeronimo Peralta
		Name:	Jeronimo Peralta
		Title:	Chief Financial Officer

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